Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant §240.14a-12

SONOMA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of 2019 Annual Stockholders’ Meeting and Proxy Statement	Tuesday, September 17, 2019 at 10 a.m. PDT

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

Dear Fellow Stockholder:

The Board of Directors takes its role as representative of the Company seriously and believes that accountability and stockholder communication is vital to the ongoing growth of the Company.

Pursuant to this, you are cordially invited to attend the 2019 Annual Meeting of Stockholders of Sonoma Pharmaceuticals, Inc. The meeting will be held at 10 a.m. PDT, on Tuesday, September 17, 2019, at our offices located at 1129 N. McDowell Blvd., Petaluma, CA 94954.

The formal notice of the 2019 Annual Meeting and proxy statement have been made a part of this invitation.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as the notice you received in the mail. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2019 Annual Report for the fiscal year ended March 31, 2019. We encourage you to read our 2019 Annual Report. It includes our audited financial statements and provides information about our business.

The proxy statement and the 2019 Annual Report are also available at www.proxyvote.com and our website at www.ir.sonomapharma.com/annual-reports, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@sonomapharma.com.

We look forward to seeing you at our Annual Meeting. Thank you for your ongoing support of, and continued interest in Sonoma.

Sincerely,

Notice of 2019 Annual Meeting of Stockholders
Tuesday, September 17, 2019 10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94534

We are pleased to invite you to join our Board of Directors, management and other stockholders for our 2019 Annual Meeting of Sonoma Pharmaceuticals, Inc. The meeting will be held at our offices located at 1129 N. McDowell Blvd., in Petaluma, California 94954, at 10:00 a.m. PDT on Tuesday, September 17, 2019. The purposes of the meeting are:

•	To elect one Class II Director, Dr. Jay Birnbaum, nominated by our Board of Directors, to serve until the 2022 Annual Meeting of Stockholders;

•	To consider and vote on whether to approve, on an advisory, the compensation of our Named Executive Officers for the fiscal year ended March 31, 2019;

•	To ratify the appointment of Marcum, LLP as our independent auditors for the fiscal year ending March 31, 2020; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Our Board of Directors recommends you vote “FOR” each of the proposals, the election of one director nominee, the approval of our executive compensation, and the ratification of our independent auditors.

Only stockholders of record at the close of business on July 25, 2019, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices, 1129 N. McDowell Blvd., Petaluma, California 94954.

All stockholders are cordially invited to attend the 2019 Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2019 Annual Meeting. If you attend the 2019 Annual Meeting and vote in person, your proxy will be revoked and only your vote in person at the 2019 Annual Meeting will be counted.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2019, are available at www.proxyvote.com or http://ir.sonomapharma.com/annual-reports. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@sonomapharma.com.

By Order of the Board of Directors,

/s/ John Dal Poggetto
John Dal Poggetto
Controller and Corporate Secretary
Petaluma, California

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

The Notice and Access cards detailing the availability of this proxy statement and proxy card are being mailed to stockholders on or about August 6, 2019, and all proxy documents will be made available via www.proxyvote.com. It is important that you carefully review the proxy materials and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person please vote as soon as possible by using one of the following advance voting methods.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET* 24 hours a day / 7 days a week

Instructions:

1.       Read this Proxy Statement.

2.       Go to the applicable website listed on your proxy card
          or voting instructions form.

3.       Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE* 24 hours a day / 7 days a week

Instructions:

1.       Read this Proxy Statement.

2.       Call the number listed on your proxy card
          or voting instructions form.

3.       Have this Proxy Statement, proxy card, or voting
           instruction form in hand and follow the instructions.

VOTE BY MAIL	Instructions: 1. Read this Proxy Statement. 2. Fill out, sign and date each proxy card or voting instruction form you receive and return it in the prepaid envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Sonoma will include instructions on how to vote via internet or telephone directly on your proxy voting card.

We encourage you to register to receive all future shareholder communications electronically, instead of print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

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Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their brokerage firm, bank, or custodian. Beneficial owners should contact their bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting:

Proposal	Recommendation
PROPOSAL 1 - Election of Director	FOR
Election of one Class II director nominee, Dr. Jay Birnbaum. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole.
PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers for the year ended March 31, 2019, as described below in the section entitled “Compensation Overview.” The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions.

PROPOSAL 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR

The Audit Committee has appointed Marcum LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2020. The Audit Committee and the Board believe that the retention of Marcum LLP is in the best interests of the Company and its stockholders.

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Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers, and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.	Who is entitled to vote at the 2019 Annual Meeting of Stockholders?

Only stockholders who were Sonoma Pharmaceuticals, Inc. stockholders of record at the close of business on July 25, 2019, or the Record Date, may vote at the 2019 Annual Meeting. As of the close of business on the Record Date, there were 1,329,726 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Sonoma’s transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a shareholder of record, you will receive a notice regarding the availability of the Proxy Statement, Annual Report, and proxy card directly from us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of your shares. As a beneficial owner, you will receive a notice regarding the availability of the Proxy Statement, Annual Report, and voting instruction form forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the mailing. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

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6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast. If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Dr. Jay Birnbaum;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on a non-binding advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2019;

•	“FOR” Proposal No. 3 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a bank, broker, or nominee holding shares of common stock for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory vote related to executive compensation. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 1,329,726 shares of our common stock outstanding. Votes “for” and “against,” “abstentions,” and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

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11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class II director. Abstentions and broker “non-votes” will not have any effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, in person or by proxy, is required to ratify our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020. Abstentions will have the practical effect of a vote to not ratify our selection. Because we believe that Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

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Governance

Proposal No. 1 – Election of Director

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Dr. Jay Birnbaum for election at the 2019 Annual Meeting. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	Class I Director	2014	2021
	Philippe Weigerstorfer	Class I Director	2018	2021
Class II
	Jay Birnbaum	Class II Director	2007	2019
Class III
	Jerry McLaughlin	Class III Director	2013	2020
	Frederick Sandford	Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Class III Director	2018	2020

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the Annual Meeting is required to elect the nominees for director.

What am I voting on and what is the required vote?

Stockholders are being asked to elect one Class II Director nominee for a three-year term. The nominee is currently a director of Sonoma. Biographical and related information about all directors, including Dr. Jay Birnbaum, who is the nominee for this year’s election, is set forth below. Although the Board expects that the nominee will be available to serve as a director, if he should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees and the proxies will be voted on such substitute nominee. The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee.

Your Board of Directors recommends a vote FOR the election of the director nominee, Dr. Jay Birnbaum.

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Director Biographies and Qualifications

Below are the biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Sonoma.

Sharon Barbari Current Position: Director Since: Age: Committee Memberships:	Independent Director March 2014 65 Audit (Chair), Compensation Nominating and Corporate Governance

In January 2019, Ms. Barbari began serving as a board member for Foamix Pharmaceuticals Ltd. From July 2009 to July 2017, Ms. Barbari served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics, Inc. She also served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing, and commercial planning.

Education:

•	B.S. in Accounting from San Jose State University

Special Knowledge, Skills, and Abilities:

Financial Background Ms. Barbari has worked in finance for over 40 years and has worked as a CFO for several companies. Ms. Barbari meets the SEC standard of “audit committee financial expert.”

Pharmaceutical Background

Ms. Barbari has worked in the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

Leadership

Ms. Barbari has more than 40 years of experience as a business leader. She has worked in important business roles for various companies as a Director of Strategic Planning, Vice President, and Chief Financial Officer.

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Philippe Weigerstorfer Current Position: Director Since: Age: Committee Memberships:	Independent Director September 2018 58 Audit, Nominating and Corporate Governance (Chair)

Mr. Weigerstorfer has served on our Board of Directors since September 2018. He is the owner and managing director of Weigerstorfer New Venture LLC (GmbH) Switzerland. Mr. Weigerstorfer was the managing director of Vifor Pharma Asia Pacific Pte Ltd, a company of the Vifor Pharma Group, which specializes in treatment and prevention of iron deficiencies and also contains an infectious diseases/OTX product portfolio. As managing director, Mr. Weigerstorfer was responsible for managing the activities of Vifor Asia Pacific in Singapore and overseeing the Asia Pacific region. He maintained this position from 2011 until the end 0f 2017 and worked at Vifor Pharma since 2008. From 2000 to 2016 he worked at Galencia Ltd. where he rose to the position of Special Advisor to the executive Chairman of Galencia, helping insure corporate growth through acquisition of pharmaceutical companies, licenses, and projects. From 1996 to 1999 he worked at Novartis Pharma Ltd. where he headed the corporate marketing for the “dermatology and others” area and helped Novartis to become one of the leading dermatology company in the world. Previous to that, Mr. Weigerstorfer worked with Sandoz Pharma AG in many different roles including as head of the dermatology and cardiovascular business unit. He also taught at business school.

Education:

•	Degree in Business Administration and Economics from University Basel
•	Minor in Law from University Basel

Special Knowledge, Skills, and Abilities:

Pharmaceutical Background

Mr. Weigerstorfer has worked in the pharmaceutical industry for most of his career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

International Business

Mr. Weigerstorfer has extensive experience in global markets, having spent much of his career working in Switzerland, Canada, and Singapore. He has worked for foreign-based companies, including one of the leading dermatology companies in the world.

Sales and Marketing

Mr. Weigerstorfer possesses significant sales and marketing experience, having worked with several companies in the pharmaceutical industry and overseeing much of their sales and business strategy.

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Jay Birnbaum Current Position: Director Since: Age: Committee Membership:	Independent Director April 2007 74 Audit

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he was also responsible for the strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum was a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals (which was acquired by Allergan), and a member of the board of directors of Excaliard Pharmaceuticals (which was acquired by Pfizer). Dr. Birnbaum is a co-founder and member of the Board of Directors of Hallux, Inc., a co-founder and Executive Vice President of Lipido Pharmaceuticals, Inc., and serves on the scientific advisory board of several companies.

Education:

•	B.S. in Biology from Trinity College in Connecticut
•	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for over 10 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals (which was acquired by Allergan), and a member of the board of directors of Excaliard Pharmaceuticals (which was acquired by Pfizer). Currently, co-founder and member of the Board of Directors of Hallux, Inc., a co-founder and Executive Vice President of Lipido Pharmaceuticals, Inc., and serves on the scientific advisory board of several companies.

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded a biopharmaceutical company, served on the board of directors for companies in the industry, as well as, serving on several scientific advisory boards in the life sciences field.

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Bubba Sandford Current Position: Director Since: Age:	President, Chief Executive Officer, Interim Chief Financial Officer, Director December 2018 57

Mr. Sandford was appointed as our President, Chief Executive Officer, Interim Chief Financial Officer, and Director in December 2018. Bubba Sandford, 57, served as President, Chief Executive Officer, and Director of Command Center, Inc. from February 2013 to March 2018, where he successfully led a turnaround of the company and transformed it into a profitable enterprise, with nearly $100 million in revenue, 66 stores in 22 states, and approximately 34,000 workers. Mr. Sandford has over 30 years of experience leading companies in various industries, including staffing, technology, industrial fabrication, security services, waste management, and retail companies, at various stages, including startups, turnarounds, and wind downs. Prior to 2013, Mr. Sandford served as an independent consultant to Silicon Valley venture capitalists, and, from 2003 to 2005, he led the restructuring of The Environmental Trust. He was awarded a full fellowship and earned his MBA from Cornell University, while also serving as Chief Executive Officer of Student Agencies, America’s oldest student-run company. Mr. Sandford is also a former U.S. Navy Seal.

Education:

•	B.A. in Psychology from the University of Massachusetts at Amherst
•	MBA from Cornell University

Special Knowledge, Skills, and Abilities:

Leadership

Mr. Sandford has extensive knowledge leading companies for over 30 years in various industries. Prior to joining Sonoma, he was the Chief Executive Officer of Command Center, Inc. from February 2013 to March 2018.

Business Operations

Mr. Sandford has over 30 years of experience leading companies in various industries, including staffing, technology, industrial fabrication, security services, waste management, and retail companies, at various stages, including startups, turnarounds, and wind downs.

Financial Expertise

Mr. Sandford has gained extensive experience in finance during his time as consultant and founder, as well as manager for several companies. His variety of financial experience provides depth and knowledge on a range of financial matters.

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Jerry McLaughlin Current Position: Director Since: Age: Committee Membership:	Lead Independent Director March 2013 71 Compensation (Chair)

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded, and until April 2016, served as Chairman of the Board and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007.

Education:

•	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software, and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership.

Board Meetings

Our Board of Directors held 20 meetings in fiscal year 2019 and, in addition, took action from time to time by unanimous written consent. In fiscal year 2019, no incumbent director attended fewer than 75% of the total number of Board meetings (held during the period for which such director served) and average attendance of our incumbent directors at Board and applicable Committee meetings was 94%. The independent directors met regularly in executive sessions without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Our former Chief Executive Officer and President, Mr. Jim Schutz, attended the 2018 Annual Meeting of Stockholders.

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Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.sonomapharma.com/governance.cfm. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below.

Name of Committee Member	Audit	Compensation	Nominating and Corporate Governance
Sharon Barbari	C	M	M
Jerry McLaughlin		C
Philippe Weigerstorfer	M		C
Jay Birnbaum	M

C = Committee Chair

M = Member

Audit Committee

Sharon Barbari Committee Chair	Other Committee Members: Jay Birnbaum, and Philippe Weigerstorfer Meetings Held in Fiscal Year 2019: 6

Each of the members on the Audit Committee meets the independence standards for independent directors under the Nasdaq Listing Rules. Ms. Barbari meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has a written charter.

Primary Function:

To assist the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

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Compensation Committee

Jerry McLaughlin Committee Chair	Other Committee Members: Sharon Barbari Meetings Held in Fiscal Year 2019: 10

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies, and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominating and Corporate Governance Committee

Philippe Weigerstorfer Committee Chair	Other Committee Members: Sharon Barbari Meetings Held in Fiscal Year 2019: 3

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company, and whether the director or a family member of the director is associated with the Company’s independent auditor.

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The Board has determined that the following directors are independent:

•	Sharon Barbari;
•	Jay Birnbaum;
•	Jerry McLaughlin; and
•	Philippe Weigerstorfer.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee.

In connection with Mr. Jim Schutz’s resignation as our Chief Executive Officer and Director, we entered into a separation and mutual release agreement with Mr. Schutz on December 13, 2018, in which we agreed to pay him severance, consisting of $250,000, to be paid in two equal installments with the first half to be paid with the next payroll after his termination and the second half to be paid with the next payroll after three months, $38,461 to compensate him for his unused paid time off, and continuation of dental, vision, and health insurance until December 31, 2018. Mr. Schutz’s outstanding equity awards were accelerated to December 12, 2018 and remained exercisable until January 14, 2019 when they expired.

In connection with Mr. Robert Miller’s resignation as our Chief Financial Officer, we entered into a separation and mutual release agreement with Mr. Miller on December 13, 2018, in which we agreed to pay him severance, consisting of $225,000, to be paid in two equal installments with the first half to be paid with the next payroll after his termination and the second half to be paid with the next payroll after three months, $38,461 to compensate him for his unused paid time off, and continuation of dental, vision, and health insurance until December 31, 2018. Mr. Miller’s outstanding equity awards were accelerated to December 12, 2018 and remained exercisable until January 14, 2019 when they expired.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

Since February 1, 2013, we have had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Sandford was appointed as our Chief Executive Officer and Interim Chief Financial Officer effective on December 11, 2018. The Board appointed Mr. Jerry McLaughlin to serve as the Lead Independent Director effective March 26, 2014. As Chief Executive Officer, Mr. Sandford manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board, and our stockholders, and we believe having an independent director lead the Board best serves these interests.

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Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage, and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has created in the past and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives, and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology, and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Sonoma and the Board of Directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominees for election included in this Proxy Statement. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Sonoma’s Secretary, or any member of the Committee in writing, and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Sonoma’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

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Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Sonoma. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following table sets forth the amounts and the value of other compensation earned or paid to our directors for their service in fiscal year 2019.

Name of Director	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
(1)	($) (2)	($) (3)	($) (4)	($)
Sharon Barbari	54,375	–	–	54,375
Jay Birnbaum	35,940	4,065	1,700	41,705
Russell Harrison (5)	21,565	5,941	2,400	29,906
Jerry McLaughlin	48,125	6,879	2,800	57,804
Philippe Weigerstorfer	27,708	34,200 (6)	–	61,908

(1)	As Company employees, Messrs. Schutz and Sandford did not receive compensation for their services as a director during fiscal year ended March 31, 2019.

(2)	Includes the cash retainer fees earned by each non-employee director in fiscal year 2019.

(3)	Includes the grant date fair values of all shares of common stock granted to each non-employee director pursuant to FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2019, included in our Annual Report on Form 10-K filed with the SEC on July 1, 2019. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2019.

Includes the shares of common stock granted on May 30, 2018 in lieu of cash based on the closing market price on such date of $37.74, respectively, awarded at the election of each director in lieu of a portion of his or her retainer. Each of the following directors elected to receive a portion of his or her retainer, as indicated in the table below.

Name of Director	Amount in $	Number of Shares received in Lieu of Cash
Jay Birnbaum	4,065	117
Russell Harrison	5,941	171
Jerry McLaughlin	6,879	198

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As of March 31, 2019, our independent directors had the following aggregate numbers of granted and outstanding options, respectively: Ms. Barbari – 1,802, Mr. Birnbaum – 3,589, and Mr. McLaughlin – 3,252.

(4)	All other compensation includes amounts paid in cash due to rounding and for tax gross-ups. Pursuant to our non-employee director compensation program, all elective and automatic stock grants are subject to a 40% tax gross up granted as an additional cash payment.

(5)	Mr. Harrison retired from our Board effective on September 19, 2018.

(6)	Mr. Weigerstorfer was appointed to our Board effective on September 19, 2018. In connection with his appointment, he received an initial grant of 2,500 shares of common stock, vesting over three years.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan

Pursuant to our non-employee director compensation plan, as amended on October 26, 2017, during the year ended March 31, 2019 each non-employee director is entitled to the following annual retainers:

• Board Member	$32,500
• Lead Independent Director	$15,000
• Chair of the Audit Committee	$10,000
• Chair of the Compensation Committee	$7,500
• Chair of the Nominating and Corporate Governance Committee	$7,500
• Audit Committee Member (other than Chair)	$7,500
• Compensation Committee Member (other than Chair)	$7,500
• Nominating and Corporate Governance Committee Member (other than the Chair)	$7,500

All Audit Committee retainers must be paid in cash. All other retainers may be paid in (i) cash, (ii) options, or (iii) as a stock grant with an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Nasdaq Capital Market on the day of the grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings.

In addition to the annual retainers, non-employee directors are also eligible to receive an annual grant of $65,000 in shares of common stock, payable in option at the election of a director. The annual grant is made on the same day as the quarterly retainer grant for the second quarter of each fiscal year. Additionally, each non-employee director receiving an annual or initial grant will receive an additional cash payment equal to 0.40 multiplied by the number of shares of common stock granted multiplied by the closing price of the common stock on the Trading Market on the grant date. No annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant. For fiscal year 2019, the Board waived the annual grant due to the cash position of the Company.

Each newly elected or appointed non-employee director will receive our initial grant of 22,500 shares of common stock upon his or her election to the Board of Directors. The initial grant will vest in three equal installments over a period of three years, on the first, second, and third anniversary of the grant.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Under these guidelines, if a director exercises a stock option, it is expected that such director would, from such date of option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes). In the case of shares acquired upon the exercise of a stock option, each director is expected to hold such shares for nine months after termination of his or her service on the Board of Directors.

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Executive Compensation

Executive Officers’ Biographies and Qualifications

Below are the biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Sonoma are stated below.

Bubba Sandford Current Position: Age:	President, Chief Executive Officer, Interim Chief Financial Officer, Director 57
For Mr. Sandford’s full biography, please refer to the section entitled “Director Biographies and Qualifications.”

Robert Northey, Ph.D. Current Position: Age:	Executive Vice President of Research and Development 62

Robert Northey, Ph.D. has served as our Executive Vice President of Research and Development since July 2005. Dr. Northey served as a consultant to us from May 2001 to June 2005. From August 1998 until June 2005, he was an assistant professor in the paper science and engineering department at the University of Washington.

Education:
•	B.S. in Wood and Fiber Science from the University of Washington
•	Ph.D. in Wood Chemistry from the University of Washington

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Northey has been working for our Company for over 15 years. Due to his experience with Sonoma, both as a consultant and as director for our research and development team, he has a deep understanding of the workings and direction of the Company.

Research and Development

Mr. Northey worked for our Company as a consultant and director of research and development for over 15 years. Under his leadership, we developed more than 25 products that were successfully launched.

Leadership Mr. Northey has served both as an executive and high-level manager at our Company for 13 years.

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Bruce Thornton Current Position: Age:	Executive Vice President of International Operations and Sales 55

Mr. Thornton has served as our Executive Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:
•	BS in Aeronautical Science from Embry-Riddle Aeronautical University
•	MBA from National University

Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for a decade. During nine of those years, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products, and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s Vice President of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 15 years.

Leadership Mr. Thornton has served both as an executive and high-level manager at our Company for a decade and has served in similar roles at other companies in the medical device sector.

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Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2019, or fiscal year 2019. For fiscal year 2019, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Frederick (Bubba) Sandford, Chief Executive Officer and Interim Chief Financial Officer;
•	Dr. Robert Northey, Executive Vice President of Research and Development; and
•	Bruce Thornton, Executive Vice President of International Operations and Sales.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies, and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of setting performance targets under the executive bonus plan, reviewing their performance, and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers our 2011 Stock Incentive Plan and our 2016 Equity Incentive Plan, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.sonomapharma.com/governance.cfm.

Compensation Philosophy and Objectives

Our compensation philosophy for our Named Executive Officers is the same as for all our employees and is governed by the following principles. The Compensation Committee’s compensation objectives are to:

•	attract and retain highly qualified individuals with a demonstrated record of achievement;
•	reward past performance;
•	provide appropriate incentives for future performance; and
•	align the interests of our executive officers with the interests of the stockholders.

To achieve this, we currently offer a competitive total compensation package consisting of: base salary; annual equity program; annual performance bonuses; and employee benefits, including group life insurance, health and dental care insurance; and certain other perquisites, including personal use of a Company automobile.

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The Compensation Committee considers, with respect to each of our executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable) to determine final compensation. The Compensation Committee’s overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides the executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on our financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash and currently does not operate at a profit, overall compensation traditionally has been weighted more heavily toward equity-based compensation. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Compensation Structure

Our executive compensation program consists of the following forms of compensation:

•	Base Salary;
•	Annual Equity Program;
•	Annual Performance Bonus; and
•	Employee Benefit Program.

1. Base Salary: The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers. The Compensation Committee believes base salaries should be at the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee’s choice of a 50% target percentile of comparable companies reflects consideration of our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

•	individual performance of the executive, as well as overall performance, during the prior year;
•	level of responsibility, including breadth, scope and complexity of the position;
•	level of experience and expertise of the executive;
•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and
•	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance, and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion.

2. Annual Equity Program: As an additional component of our compensation program, the Compensation Committee may grant to our executive officers’ equity compensation in the form of stock options, restricted stock units, or shares of common stock with or without vesting schedule. The goal of the annual equity program is to align the interests of our executive officers with those of our stockholders, especially in the long-term. The stock options are designed to create an incentive for the executive officers to maximize stockholder value and to remain employed with the Company despite a competitive labor market.

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Equity may be granted once annually to existing employees, including executive officers, and upon a new hire or promotion, and could be subject to vesting over time, qualified on the individual’s continued employment. The target date to issue equity is promptly after we file our second quarter 10-Q. The exercise price of the stock options will equal the closing price of our common stock published by Nasdaq on the date of the grant and the term of the options will be 10 years from the date of the grant. The Compensation Committee targets equity compensation to be at or near the 75th percentile of comparable companies. The Compensation Committee will review the annual equity program annually.

The Compensation Committee has sole discretion with respect to the tax treatment for equity awards and may decide to (1) pay a cash tax gross-up of up to 40%, (2) facilitate the sale of a sufficient number of the granted shares to cover taxes, or (3) require employees to be responsible for their own taxes. Any cash tax gross-up or sale of shares to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares and will be paid in proportion to the vesting schedule of the shares.

3. Performance Bonus Plan: Our performance bonus plan is described in further detail below in the section entitled “Annual Performance Bonus Plan.”

4. Employee Benefit Program: Executive officers are eligible to participate in all of our available employee benefit plans, including medical, dental, vision, group life, disability, and tax-qualified retirement savings plans, such as 401(k), in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which the Compensation Committee believes to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain workforce in a competitive marketplace. Health, welfare, and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executive officers.

Summary Executive Compensation Table for the Fiscal Years Ended March 31, 2019 and 2018

The following table sets forth, for the fiscal years ended March 31, 2019 and 2018, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2019; and (iii) up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation (2) ($)	Total ($)
Bubba Sandford CEO, Interim CFO (3)	2019	106,346	42,000	–	276,276	6,141	430,763
Robert Northey EVP of Research & Development	2019	204,000	1,126	–	–	46,703	251,829
Bruce Thornton EVP of Int’l Operations and Sales	2019	250,000	1,593	–	–	58,915	310,508
Jim Schutz Former Chief Executive Officer (4)	2019	176,000	796	–	132,845 (5)	330,874	640,515
	2018	250,000	40,000	116,770	184,870	97,440	689,080

(1)	Represents the aggregate grant date fair value of stock or option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the applicable fiscal year. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2019 and 2018.

(2)	The following table provides the details for the amounts reported for FY 2019 and FY 2018 for each Named Executive Officer:

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Name	Fiscal Year Ended March 31,	Personal Use of Company Car or Car Allowance ($)	Matching 401k Contribution ($)	Premium for Life, Health, Dental and Vision Insurance ($)	Severance ($)	HSA Contribution ($)	Cash In-Lieu Benefits	Vacation Time Paid Out in Cash ($)	Tax Reimbursement ($)
Jim Schutz	2019	3,045	7,430	31,939	250,000	–	–	38,460	–
	2018	2,692	10,800	41,652	–	–	–	–	42,294
Bubba Sandford	2019	–	4,372	269	–	–	1,500	–	–
Robert Northey	2019	–	8,507	34,696	–	3,500	–	–	–
Bruce Thornton	2019	11,250	9,433	38,232	–	–	–	–	–

(3)	Mr. Sandford was appointed as our Chief Executive Officer and Interim Chief Financial Officer on December 11, 2019 and as our director on December 14, 2019.

(4)	Mr. Schutz resigned from his position as Chief Executive Officer on December 12, 2018.

(5)	Bonus award of 7,525 stock options with an exercise price of $21.69 each, dated July 20, 2018 for services in fiscal year 2018.

Employment Agreements and Potential Payments upon Termination

Employment Agreements with Mr. Sandford

In connection with Mr. Sandford’s appointment as our Chief Executive Officer and Interim Chief Financial Officer, we entered into an employment agreement with him, in which we agreed to pay him a base annual salary of $350,000 per year effective December 11, 2018. We also agreed to pay him a performance bonus of a maximum of $210,000 for achieving certain agreed upon targets. We also granted him stock options to purchase up to 5,556 shares of our common stock from our equity incentive plan.

The employment agreement has a term of nine months, subject to mutual extension by another three months. It provides that in case Mr. Sandford is terminated for any reason, he is entitled to any accrued amounts and may continue to exercise any outstanding equity awards for a period of 12 months from termination, unless they have a shorter term.

In connection with Mr. Sandford’s appointment we entered into an inducement stock option agreement with Mr. Sandford on January 10, 2019. Pursuant to this agreement, Mr. Sandford was granted 44,445 stock options to purchase our common stock as an inducement grant. The exercise price of the inducement options is $6.45 per share which is equal to the closing price of the common stock on the grant date. The inducement options vested on July 10, 2019. The inducement options expire on January 10, 2029, or six months after Mr. Sandford’s termination of employment or termination due to disability, or within 12 months of Mr. Sandford’s death.

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Employment Agreement with Mr. Bruce Thornton and Dr. Robert Northey

On November 30, 2016, we entered into new employment agreements with Bruce Thornton, our Executive Vice President of International Operations and Sales, and Robert Northey, our Executive Vice President of Research and Development. The terms of the employment agreements provide for an annual salary of $250,000 for Mr. Thornton and $203,964 for Mr. Northey, respectively, or such other amount as the Board of Directors may set. Mr. Thornton and Mr. Northey also receive certain benefits, such as participation in our health and welfare plans, vacation, and reimbursement of expenses. Additionally, Mr. Thornton receives a car allowance.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Thornton or Northey for good reason, as such terms are defined in the employment agreements. In the event Messrs. Thornton or Northey are terminated without cause or resigns for good reason, the respective executive is entitled to:

•	a lump sum severance payment equal to one time his base salary;
•	a bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule. For the avoidance of doubt, neither Mr. Thornton nor Mr. Northey shall be entitled to any bonus solely for reason of termination, unless the Board of Directors or the Compensation Committee, as appropriate, in its sole discretion awards such bonus;
•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied, such determination to be in the sole discretion of the Compensation Committee or the Board, as the case may be; and
•	reimbursement for health care premiums under COBRA until the earliest of: (i) one year following the date of termination; (ii) the date he is no longer eligible to receive COBRA continuation coverage; or (iii) until he becomes eligible for medical insurance coverage provided by another employer.

Mr. Thornton and Mr. Northey may terminate their employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on executing a general release of claims against our Company, resignation from any and all directorships and every other position held by the executive with our Company or any of our subsidiaries, and the executive’s return to our Company of all Company property received from or on account of our Company or any of our affiliates by him. In addition, Mr. Thornton and Mr. Northey are not entitled to such benefits if they did not comply with the non-competition and invention assignment provisions of their employment agreements during the terms of their employment or the confidentiality provisions of their employment agreements, whether during or after the terms of their employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if Mr. Thornton or Mr. Northey do not comply with the non-solicitation provisions of their employment agreements, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Potential Payments upon Termination

The table below was prepared as though each of Messrs. Thornton and Northey had been terminated on March 31, 2019, the last day of our last completed fiscal year, without cause, or upon change of control, or resigned for good reason, as these terms are defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. In addition to salary and benefits, the Compensation Committee or the Board of Directors may also award a discretionary bonus, the amount, type and payment of which is at the sole discretion of the Committee or Board. All such payments and benefits would be provided by us. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)
Robert Northey	204,000	40,000 (1)
Bruce Thornton	250,000	40,000 (1)

(1)                Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

Annual Performance Bonus Plan

Pursuant to our annual bonus plan, our executive officers, including Mr. Sandford, have the potential to earn an annual bonus based on the individual’s contribution to our Company’s target goals and milestones. The performance bonus plan is designed to reward long and short-term performance of our executive officers. The performance bonus plan establishes specific target goals and milestones and a bonus range for each executive officer to reward performance and individual and collective contribution to our performance. The Compensation Committee will determine a maximum bonus potential for each executive officer. At its sole discretion, the Compensation Committee will determine whether to pay out the bonus, as earned, after the end of the fiscal year in cash, shares of stock, restricted stock units, stock options, or a combination thereof.

The Compensation Committee has sole discretion with respect to the tax treatment for stock awards and may decide to (1) pay a cash tax gross-up of up to 40%, (2) facilitate the sale of a sufficient number of the granted shares to cover taxes, or (3) require the recipient to be responsible for his or her own taxes. Any cash tax gross-up or sale of shares to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares, and will be paid in proportion to the vesting schedule of the shares.

The performance bonus is not an entitlement or guarantee of payment of bonus but rather memorializes the potential for bonuses for executive officers if they meet their respective target goals and milestones, as set out in the plan. For the avoidance of doubt, the Compensation Committee may determine that no bonus is payable to any or all executive officers. All decisions of the Compensation Committee are final.

The Compensation Committee will evaluate the performance of our executive officers against the corporate goals and objectives contained in the performance bonus plan after completion of each fiscal year and receipt of audited financial results of operations, on such date as determined by the Compensation Committee (except as otherwise expressly provided herein).

The Compensation Committee will review and consider changes and, if appropriate, make changes to the performance bonus plan for the following fiscal year during or at the end of each fiscal year and any other fiscal year for which the Compensation Committee resolves to extend the plan. The Compensation Committee shall have absolute sole discretion to amend the plan at any time.

The Compensation Committee is empowered to make additional awards to executive officers in its sole discretion. Any other awards to executive officers that may be made under the performance bonus plan may be made in the form of cash, restricted stock units, stock options or stock, or a combination thereof as determined solely by the Compensation Committee.

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In determining whether stock awards shall be made, the Compensation Committee will take into consideration the shares available for grant under our Stock Incentive Plans, our contractual obligations to grant options, and whether it is appropriate to grant additional awards to attract or retain talented officers, other employees, or consultants. In no event shall the number of options, units, or stock granted exceed the number of shares authorized and available for awards to be made under our Stock Incentive Plans plus the known contractual obligations to grant options in the next one-year period. Options, units, or stock will be granted in compliance with all applicable securities laws.

The performance bonus plan does not intend to adjust the executive officers’ base salary. To be eligible to receive an award or payment of a bonus, including vesting of stock, units, or options, under the plan, each executive officer must remain employed and in good standing with the Company as further described in our Stock Incentive Plans.

2019 Bonus Awards for Named Executive Officers

On July 16, 2018, the Compensation Committee approved our bonus plan for the fiscal year 2019. The 2019 performance bonus plan covered bonuses earned through March 31, 2019. Pursuant to the 2019 bonus plan, our executive officers had the potential to earn a performance bonus based on the Compensation Committee’s assessment of the individual’s performance toward target goals and milestones. Each executive officer’s performance was measured against four target goals which varied depending on the executive’s role within the Company. Three of the goals measured financial performance and one of the goals related to the achievement of certain specified objectives. A bonus was only earned if at least two or three of the goals were met, depending on the executive officer’s individual plan. Bonuses may be paid in cash, units, options, and/or shares of our common stock at the discretion of the Compensation Committee.

The potential 2019 bonus range for each officer was between $127,500-$187,500 for the Chief Executive and Chief Financial Officers and between $106,250-$156,250 for the head of dermatology. The head of dermatology was also eligible for quarterly cash bonuses of $10,000 for each quarter during fiscal year 2019 for the achievement of certain performance milestones, with a maximum of $40,000. Bonuses are paid only when established targets are met and the Compensation Committee and management reserve the right to reduce or eliminate bonuses based on the overall performance and financial health of the Company.

On July 23, 2019, the Compensation Committee determined that due to the financial performance and cash position of the Company no bonuses were payable for FY 2019. Additionally, certain of the officers covered by the 2019 bonus plan who were not employed by the Company through March 31, 2019, forfeited their bonus for fiscal year 2019.

2020 Bonus Plan Structure for Named Executive Officers

With the appointment of Bubba Sandford as our Chief Executive Officer and Interim Chief Financial Officer in December 2018, the Compensation Committee determined a new bonus structure to reward the achievement of certain operational goals and milestones related to a successful turnaround of the Company. The potential bonus amount for Mr. Sandford is up to $210,000. The three goals are measured over specific time periods set out in the 2020 bonus plan. The bonuses are awarded based on the Compensation Committee’s assessment of the CEO’s performance toward target goals and milestones and paid in cash.

On February 21, 2019, the Compensation Committee determined that the first milestone was met and awarded the first tranche of the bonus, or $42,000, to Mr. Sandford. On May 22, 2019, the Compensation Committee determined that a portion of the second milestone was met and awarded half of the second tranche of the bonus, or $21,000, to Mr. Sandford. On July 25, 2019, the Board awarded Mr. Sandford the second half of the second tranche, or $21,000 and the full third tranche of $126,000 for the achievement of the milestones.

On July 25, 2019, the Compensation Committee approved a bonus plan for Executive Vice Presidents, including our Named Executive Officers, for fiscal year 2020. The 2020 performance bonus plan covers bonuses earned through March 31, 2020 with a bonus potential of 0-125% of the officer’s base salary. The bonus will be assessed on the individual’s performance towards individual and company target goals and milestones.

Outstanding Equity Awards

The following table shows grants of equity awards outstanding on March 31, 2019, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table. All share numbers and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016 and a 1-for-9 reverse stock split, effective June 19, 2019.

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Note Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)*
Bubba Sandford	0	5,556		6.45	1/10/2029
	0	44,445		6.45	1/10/2029
Robert Northey	417	0		133.65	9/19/2023
	2,238	0		175.50	3/4/2024
	350	0		595.35	5/17/2021
	286	0		576.45	2/25/2020
	1,265	624 (3)		63.54	4/3/2027
	1,100		0	52.20	8/21/2025
						127	1,074
Bruce Thornton	2,381	0		175.50	3/4/2024
	20	0		175.50	3/4/2024
	417	0		133.65	9/19/2023
	1,265	624 (3)		61.92	4/11/2027
	159	0		620.55	6/7/2020
	159	0		620.55	6/7/2020
	199	0		393.75	3/7/2022
	596	0		504.00	6/16/2021
	1,098		0	52.20	8/21/2025
						179	1,514
*	Market value of shares was determined by multiplying the number of shares of stock or units by $8.46, the closing price of our common stock on March 29, 2019, the last trading day of our fiscal year, and then rounded to the nearest dollar.

(1)	Options expiring on April 3, 2027, vest in three equal installments, beginning on April 3 or 11, 2018 and becoming fully vested on April 3 or April 11, 2020, respectively.

(2)	The restricted shares were granted on June 29, 2018, and vest in three equal increments of one-third over two years with the first tranche vested immediately on the grant date.

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Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $275,000 and $281,000 for the years ended March 31, 2019 and 2018, respectively.

Proposal No. 2 – Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote to approve the compensation on our Named Executive Officers for the fiscal year ended March 31, 2019, as discussed in the section entitled “Executive Compensation” in this Proxy Statement. While this vote is non-binding, we value the opinions of our stockholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse the executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2019.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2019.

As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and is competitive with those of other companies in our industry;

•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

Our executive compensation approval rating has greatly increased in the past years to 93% in 2018. In a continued effort to improve our performance and compensation, the Compensation Committee, revised its annual bonus plan to create more long-term incentives for our Named Executive Officers.

We are asking our stockholders to vote FOR, in a non-binding vote, the following resolution:

“RESOLVED, the shareholders of Sonoma Pharmaceuticals, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in the Proxy Statement.”

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Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2019. All share numbers and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016 and a 1-for-9 reverse stock split, effective June 19, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	120,814	$97.32	342,885
Equity Compensation Plans Not Approved by Security Holders	44,445 (1)	$6.45	–
Total	165,259	$72.81	342,885

(1)	In connection with Mr. Sandford’s appointment we entered into an inducement stock option agreement with Mr. Sandford on January 10, 2019. Pursuant to this agreement, we granted 44,445 stock options to purchase our common stock as an inducement grant to Mr. Sandford. The exercise price of the inducement options is $6.45 per share which is equal to the closing price of the common stock on the grant date. The inducement options vest six months after the grant date or on July 10, 2019. The inducement options expire on January 10, 2029, or six months after Mr. Sandford’s termination of employment or termination due to disability, or within 12 months of Mr. Sandford’s death.

Our Sonoma Pharmaceuticals, Inc. Amended and Restated 2006 Stock Incentive Plan expired according to its terms on August 25, 2016. No further grants will be made under the 2006 Stock Incentive Plan. Options issued under the expired 2006 Stock Incentive Plan remain in effect according to the terms set on the day each option was issued.

Our Sonoma Pharmaceuticals, Inc. 2011 Stock Incentive Plan was adopted with the approval of our stockholders, and we have previously provided the material terms of such plan.

Our Sonoma Pharmaceuticals, Inc. 2016 Equity Incentive Plan was adopted with the approval of our stockholders, and we have previously provided the material terms of such plan.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of July 25, 2019, as to shares of our common stock beneficially owned by: (1) shareholders known to us who own more than 5%, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors, and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

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In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. All share numbers have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016 and a 1-for-9 reverse stock split, effective June 19, 2019.

Officers and Directors

Name and address of beneficial owner (1)	Nature of beneficial ownership	Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
		Shares Owned	Shares – Includes all Rights to Acquire (2)	Total
Bubba Sandford (4)	Chief Executive Officer, Interim Chief Financial Officer and Director	–	50,001	50,001	3.6%
Robert Northey (5)	EVP of Research & Development	898	6,280	7,178	*
Bruce Thornton (6)	EVP of International Operation and Sales	358	6,918	7,276	*
Jerry McLaughlin (7)	Lead Independent Director	5,414	3,252	8,666	*
Sharon Barbari (8)	Director	4,823	1,802	6,625	*
Philippe Weigerstorfer (9)	Director	–	2,500	2,500	*
Jay Birnbaum (10)	Director	5,739	3,589	9,328	*
All directors and executive officers as a group (7 persons) (11)		17,232	74,342	91,574	6.5%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable upon vesting.

(3)	We had a total of shares of common stock issued and outstanding on 1,329,726 on July 25, 2019.

(4)	Mr. Sandford is our Chief Executive Officer and interim Chief Financial Officer. He is also a member of our Board of Directors. Mr. Sandford beneficially owns 50,001 shares of common stock issuable upon the exercise of options.

(5)	Mr. Northey is our Executive Vice President of Research and Development. Mr. Northey beneficially owns 898 shares of common stock and 6,280 shares of common stock issuable upon the exercise of options.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. He beneficially owns 358 shares of common stock and 6,918 shares of common stock issuable upon the exercise of options.

(7)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 5,414 shares of common stock and 3,252 shares of common stock issuable upon the exercise of options.

(8)	Ms. Barbari is a member of our Board of Directors. She beneficially owns 4,823 shares of common stock held by The Barbari Family Trust – Sharon Ann Barbari and Edward Paul Barbari Trustees, and 1,802 shares of common stock issuable upon the exercise of options.

(9)	Mr. Weigerstorfer is a member of our Board of Directors. He beneficially owns 2,500 shares of common stock, yet to be issued.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 5,739 shares of common stock and 3,589 shares of common stock issuable upon the exercise of options.

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As of March 31, 2019, there are no arrangements among our beneficial owners, known to management, which may result in a change of control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2019.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at http://ir.sonomapharma.com/governance.cfm. All members of the Audit Committee meet the independence standards established by the Nasdaq Listing Rules. Ms. Barbari, the Chair of the Audit Committee, meets the SEC standard for “audit committee financial expert.”

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Sonoma’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2019 Annual Report with Sonoma’s management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Sonoma and its management.

The Audit Committee has discussed with Sonoma’s independent registered public accounting firm, with and without management present, their evaluations of Sonoma’s internal control over financial reporting and the overall quality of Sonoma’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Sonoma’s Annual Report on Form 10-K for the year ended March 31, 2018, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Sonoma’s independent registered public accounting firm for the fiscal year ending March 31, 2020.

Audit Committee

Sharon Barbari, Chair

Jay Birnbaum

Philippe Weigerstorfer

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Proposal No. 3 – Ratification of the Appointment of Marcum LLP

The Audit Committee has appointed Marcum LLP as our independent registered public Accounting Firm for the fiscal year ending March 31, 2020. We do not expect representatives from Marcum LLP to be present at the 2019 Annual Meeting. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for professional services provided to us by Marcum LLP for the years ended March 31, 2019 and 2018, were as follows:

	Years Ended March 31,
	2019	2018
Audit Fees	$227,500	$246,700
Audit-Related Fees	52,365	12,101
Tax Fees	–	–
All Other Fees	–	–
Total	$279,865	$258,800

Audit fees. The aggregate fees billed for the years ended March 31, 2019 and 2018, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees. For the years ended March 31, 2019 and 2018, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2019 were pre-approved. During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

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Forward-Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K filed on July 1, 2019 and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, and similar matters are forward looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

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General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2019 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2020 Proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than March 31, 2020 – 120 calendar days before the anniversary of our 2019 Annual Proxy Statement publication. This is to comply with Rule 14a-8 under the 1934 Act.

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Stockholders to present the proposal.

What if the date of the 2019 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

  •     90 days prior to the Annual Meeting

  •     7 days following the first public announcement of the

             Annual Meeting date

Please send your proposal to our Secretary at:

Sonoma Pharmaceuticals, Inc.
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

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“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July or August of each year, by notifying us in writing at: Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the 2019 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

/s/ John Dal Poggetto

John Dal Poggetto

Controller and Corporate Secretary

Petaluma, California

July 29, 2019

Our 2019 Annual Report on Form 10-K as filed with the SEC on July 1, 2019, including the financial statements, are available at www.proxyvote.com. We will provide copies of our Proxy Statement and our 2019 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2019 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 25, 2019, the stockholder was entitled to vote at the 2019 Annual Meeting.

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Thank you for being a shareowner of

Sonoma Pharmaceuticals, Inc.

Learn more at http://ir.sonomapharma.com/

Our 2019 Proxy Statement	Our 2019 Annual Report	Our Company Website	Our Nasdaq Listing

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Appendix A

Proxy Card

SONOMA PHARMACEUTICALS, INC. 1129 N. MCDOWELL BLVD PETALUMA, CA 94954

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement & The Form 10-K is/are available at www.proxyvote.com

SONOMA PHARMACEUTICALS INC.

Annual Meeting of Shareholders

September 17, 2019 10:00 AM

This proxy is solicited by the Board of Directors

The Undersigned hereby appoints Frederick Sandford and John Dal Poggetto, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SONOMA PHARMACEUTICALS INC. that the shareholder is entitled to vote at the Annual Meeting of shareholders to be held at 10:00 AM, PDT on Tuesday, September 17, 2019, at the Company's executive offices located at 1129 N. McDowell Blvd. Petaluma, CA 94954 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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